Exhibit 99.2
FORM OF LETTER TO STOCKHOLDERS WHO ARE RECORD HOLDERS
SYNALLOY CORPORATION
Subscription Rights to Purchase Shares of Common Stock
Offered Pursuant to Subscription Rights
Distributed to Stockholders
of Synalloy Corporation
November 30, 2021
Dear Stockholder:
Enclosed are materials relating to a rights offering (the “Rights Offering”) by Synalloy Corporation, a Delaware corporation (“we,” “us,” “our,” or the “Company”), including the Company’s prospectus supplement dated November 30, 2021 (the “Prospectus Supplement” and together with the base prospectus dated April 19, 2019, the “Prospectus”), relating to the offering of shares of our common stock, par value $1.00 per share (the Common Stock”) issuable upon the exercise of subscription rights (“Subscription Rights”) as described in the Prospectus Supplement. You will be able to exercise your Subscription Rights only during a limited period. Answers to some frequently asked questions about the Rights Offering can be found under the heading “Questions and Answers About the Rights Offering” in the Prospectus Supplement. Any prospective purchaser of shares of our Common Stock pursuant to the exercise of the Subscription Rights should read the Prospectus, including without limitation the risk factors and other information described or incorporated by reference therein, prior to making any decision to invest in the Company.
In the Rights Offering, we are distributing at no charge to the holders of our Common Stock on the Record Date, non-transferable Subscription Rights to purchase up to an aggregate of 785,103 shares of our Common Stock, as described in the Prospectus Supplement.
The Subscription Rights will expire if not exercised prior to 5:00 p.m., Eastern Time, on December 16, 2021, unless extended by the Company (the “Expiration Date”).
As described in the Prospectus Supplement, you will receive one Subscription Right for each share of Common Stock owned as of 5:00 p.m., Eastern Time, on the Record Date. Each Subscription Right will allow you to subscribe for 0.083768 shares of Common Stock (the “Basic Subscription Right”) at the subscription price of $12.75 per whole share (the “Subscription Price”). For example, if you owned 1,000 shares of Common Stock as of 5:00 p.m., Eastern Time, on the Record Date, you would receive one Subscription Right for each share and would have the right to purchase 83 shares of Common Stock (that is, rounded down to the nearest whole share, with the total subscription payment being adjusted accordingly, as discussed below) at the Subscription Price. Upon the Expiration Date, any excess subscription amounts paid by a subscriber (the “Excess Subscription Amount”) will be returned without interest.
In the event that you purchase all of the shares of Common Stock available to you pursuant to your Basic Subscription Right, you may also exercise an oversubscription privilege (the “Oversubscription Privilege”) to purchase all or a portion of any shares of Common Stock that are not purchased by stockholders through the exercise of their Basic Subscription Rights (the “Unsubscribed Shares”), subject to the availability and pro rata allocation of the Unsubscribed Shares among all persons exercising this Oversubscription Privilege. To the extent the Unsubscribed Shares are not sufficient to satisfy all of the properly exercised Oversubscription Privileges, then the Unsubscribed Shares will be prorated among those who properly exercised the Oversubscription Privilege based on the number of shares each person subscribed for under the Basic Subscription Right. If this pro rata allocation results in any person receiving a greater number of Unsubscribed Shares than the person subscribed for pursuant to the exercise of the Oversubscription Privilege, then such person will be allocated only that number of Unsubscribed Shares for which the person oversubscribed, and the remaining Unsubscribed Shares will be allocated among all other persons exercising the Oversubscription Privilege on the same pro rata basis described above. The proration process will be repeated until all Unsubscribed Shares have been allocated or all exercises of the Oversubscription Privilege have been fulfilled, whichever occurs earlier.

You will be required to submit payment in full for all the shares you wish to buy with your Oversubscription Privilege. Because we will not know the total number of Unsubscribed Shares prior to the Expiration Date, if you wish to maximize the number of shares you may purchase pursuant to your Oversubscription Privilege, you will need to deliver payment in an amount equal to the aggregate Subscription Price for the maximum number of shares of Common Stock available to you and that you desire to acquire, assuming that no stockholder other than you has purchased any shares of Common Stock pursuant to the Basic Subscription Right and Oversubscription Privilege. The Company will eliminate fractional shares of Common Stock resulting from the exercise of the Oversubscription Privilege by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by American Stock Transfer & Trust Company, LLC (the “Subscription Agent”) will be returned, without interest, as soon as practicable.
The Company can provide no assurances that you will actually be entitled to purchase the number of shares of Common Stock issuable upon the exercise of your Oversubscription Privilege in full at the expiration of the Rights Offering. The Company will not be able to satisfy your exercise of the Oversubscription Privilege if all of our stockholders exercise their Basic Subscription Rights in full, and we will only honor an Oversubscription Privilege to the extent sufficient shares of Common Stock are available following the exercise of Subscription Rights under the Basic Subscription Rights.
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To the extent the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to you pursuant to the Oversubscription Privilege is less than the amount you actually paid in connection with the exercise of the Oversubscription Privilege, you will be allocated only the number of Unsubscribed Shares available to you as soon as practicable after the Expiration Date, and your excess subscription payment received by the Subscription Agent will be returned, without interest or deduction, as soon as practicable.

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To the extent the amount you actually paid in connection with the exercise of the Oversubscription Privilege is less than the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to you pursuant to the Oversubscription Privilege, you will be allocated the number of Unsubscribed Shares for which you actually paid in connection with the Oversubscription Privilege. If upon the Expiration Date a lesser number of shares of Common Stock is allotted to a subscriber under the Oversubscription Privilege than the subscriber has tendered payment for, the Subscription Agent shall remit the difference to the subscriber without interest or deduction. See “The Rights Offering—Subscription Rights—Oversubscription Privilege” in the Prospectus Supplement.

You are not required to exercise any or all of your Subscription Rights. If you do not exercise your Subscription Rights and the Rights Offering is completed, the number of shares of our Common Stock you own will not change but your percentage ownership of our total outstanding voting stock will decrease because shares will be purchased by other stockholders in the Rights Offering. Your percentage ownership of our voting stock may also decrease if you do not exercise your Subscription Right in full. Please see the discussion of risk factors related to the rights offering, including dilution, under the heading “Risk Factors” in the Prospectus Supplement.
The Subscription Rights will be evidenced by a non-transferable subscription rights certificate (“Rights Certificate”) issued to stockholders of record and will cease to have any value at the Expiration Date.
Enclosed are copies of the following documents:
1.	Prospectus;
2.	Rights Certificate;
3.	Instructions as to Use of Synalloy Corporation Non-Transferable Subscription Rights Certificates; and
4.	A return envelope addressed to American Stock Transfer & Trust Company, LLC, the Subscription Agent.

Your prompt action is requested. To exercise the Subscription Rights, as indicated in the Prospectus Supplement, you should deliver to the Subscription Agent the properly completed and signed Rights Certificate with payment of the aggregate Subscription Price in full for each share of Common Stock subscribed for. The Subscription Agent must receive the Rights Certificate with payment of the Subscription Price prior to the Expiration Date. If you send your Rights Certificate(s) and Subscription Price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. We will not be required to issue shares of our Common Stock to you if the Subscription Agent receives your Rights Certificate or your subscription payment after that time, regardless of when the Rights Certificate and subscription payment were sent. See “The Rights Offering—Expiration of the Rights Offering and Extensions, Amendments and Termination” in the Prospectus Supplement.
Once you have exercised your Subscription Rights, such exercise may not be revoked, even if you later learn information that you consider to be unfavorable to the exercise of your Subscription Rights.
Additional copies of the enclosed materials may be obtained from Saratoga Proxy Consulting, LLC, the information agent for the Rights Offering, by calling (888) 368-0379 (toll-free). Any questions or requests for assistance concerning the Rights Offering should be directed to the information agent.
Very truly yours,

Synalloy Corporation